                              SETTLEMENT AGREEMENT


               SETTLEMENT AGREEMENT, dated as of March 22, 2001 (the "Agreement"), by and among Providence Capital, Inc., a Delaware corporation ("Providence Capital"), Providence Investors, LLC (together with Providence Capital, "Providence"), Herbert A. Denton ("Denton"), Stephen A. Drury ("Drury") and David A. Hilton ("Hilton", and together with Drury, Denton and Providence, the "Denton Group") and Spacelabs Medical, Inc., a Delaware corporation (the "Company").

               WHEREAS, on November 21, 2000, the Denton Group furnished the Company with a submission (the "Advance Notice Submission") of their intention to nominate, and solicit proxies (the "Proxy Contest") in support of, four (4) candidates to stand for election to the Company's Board of Directors (the "Board") at the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting"); and

               WHEREAS, the Company and the members of the Denton Group have determined that the interests of the Company and its stockholders, and the interests of the members of the Denton Group, would best be served by (i) avoiding the substantial expense and disruption that could be expected to result from the Proxy Contest, (ii) nominating the persons set forth herein for election as directors of the Company and (iii) the receipt of other agreements, covenants, rights and benefits as provided herein.

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and representations set forth herein, intending to be legally bound hereby, the parties hereby agree as follows:

               1.  Board Composition; Related Matters.

                   (a) The Company and the Denton Group agree that the eight nominees standing for election at the 2001 Annual Meeting scheduled to be held on May 24, 2001, shall be (i) six nominees designated by the current Board and
(ii) Messrs. Drury and Hilton (the "Denton Group Nominees"), who have been selected by the Company from the four nominees included in the Advance Notice Submission. The foregoing persons are collectively referred to herein as the "2001 Nominees," and shall stand for election to serve on the Board for a term expiring at the Company's 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") and until their respective successors shall have been duly elected and qualified. Effective upon execution of this Agreement, the Denton Group irrevocably withdraws its Advance Notice Submission and agrees to terminate the Proxy Contest. Each of the Company and the Denton Group acknowledge that (i) to the best of their knowledge, there are no circumstances that would preclude either Messrs. Drury or Hilton from serving as a member of the Board and (ii) each of Messrs. Drury and Hilton are suitable nominees for election to the Company's Board.

                   (b) The members of the Denton Group and their Affiliates and Associates

(as such terms are hereinafter defined), and the Company, shall publicly support and recommend that the Company's stockholders vote for the election of each of the 2001 Nominees at the 2001 Annual Meeting, and the members of the Denton Group shall vote, and shall cause their Affiliates and Associates to vote, all shares of the Company's Common Stock (the "Common Stock") which they are entitled to vote at the 2001 Annual Meeting in favor of the election of each of the 2001 Nominees. The Company agrees that it shall cause its designated proxy holders to vote in favor of the election of each of the 2001 Nominees with respect to any valid proxy received by the Company for the 2001 Annual Meeting for which no contrary voting instructions are provided.

                   (c) If any Denton Group Nominee shall be unable or unwilling to serve as a nominee for any reason prior to his election at the 2001 Annual Meeting or, after election as a director of the Company at the 2001 Annual Meeting, shall cease to be a member of the Board by reason of his death, disability or resignation, the majority of the Board who are not Denton Group Nominees shall be entitled to designate another person from among the five (5) candidates identified in the Denton Group's counsel's fax to the Company's counsel dated March 20, 2001. If any nominee, other than a Denton Group Nominee, shall be unable or unwilling to serve as a nominee prior to his or her election at the 2001 Annual Meeting or, after election as a director of the Company at the 2001 Annual Meeting, shall cease to be a member of the Board by reason of his or her death, disability or resignation, the members of the Board who are not Denton Group Nominees shall be entitled to designate another person to serve as a director or a nominee, as the case may be.

                   (d) At the first meeting of the Board following the certification of the vote of the election of directors at the 2001 Annual Meeting, the Board shall create a committee of the Board, to be designated the Strategic Planning Committee (the "Committee"), consisting of three directors, one of whom shall be Carl A. Lombardi, who shall act as Chairman of the Committee, one of whom shall be Stephen A. Drury, and one of whom shall be Phillip M. Nudelman. The Committee's purpose is to review with the Company's financial advisor and management the progress of the Company's process for evaluating and pursuing strategic alternatives for maximizing stockholder value. The Committee shall be entitled to make recommendations to the Board regarding any proposed transaction. The Company agrees that prior to the Standstill Termination Date (as hereinafter defined), it shall not take any action to (i) disband or otherwise take any action to cause the Committee to cease to function, (ii) decrease or limit the responsibilities of the Committee or (iii) alter the composition of the Committee as provided in the first sentence of this paragraph (d).

                   (e) At the first meeting of the Board following the certification of the vote of the election of directors at the 2001 Annual Meeting, the Board shall create a Nominating Committee of the Board, consisting of three directors, one of whom shall be Carl A. Lombardi, who shall act as Chairman of the Nominating Committee, one of whom shall be Stephen A. Drury, and one of whom shall be Peter van Oppen. The Nominating Committee shall have responsibility for making recommendations to the Board with respect to the Board's nominees for election to the Board.

                   (f) At the first meeting of the Board following the certification of the vote of the election of directors at the 2001 Annual Meeting, the Board shall appoint David A. Hilton to the Executive Committee of the Board.

                   (g) Within thirty days of the date that the Denton Group Nominees enter into a confidentiality agreement in the form attached hereto as Exhibit A, management of the Company shall present the Denton Group Nominees with an overview of the Company's business and a description of the Company's strategies for enhancing stockholder value, including the steps taken to implement those strategies.

               2.  Covenants of the Denton Group.

                   (a) The date on which the covenants and agreements contained in this Section 2 terminate is referred to herein as the "Standstill Termination Date." The Standstill Termination Date shall be one year from the date of this Agreement.

                   (b) Each member of the Denton Group jointly and severally agrees that during the period commencing on the date hereof and ending on the Standstill Termination Date, without the prior written consent of the Board specifically expressed in a resolution adopted by a majority of the directors other than the Denton Group Nominees, they will not, and will use their best efforts to cause each of their Affiliates and Associates not to, directly or indirectly:

                        (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of Voting Securities (as such term is hereinafter defined) generally or to the Company's non-employee directors pursuant to any compensatory plan of the Company, provided, that any such securities so received shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as hereinafter defined), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or otherwise, any Voting Securities, if when taken together with the Voting Securities owned by the Denton Group would constitute more than 3% of the then outstanding Voting Securities;

                        (ii) except as specifically provided for in Section 1 hereof, make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission (the "SEC")) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities, initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the SEC) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise, induce or attempt to induce any other Person to initiate any such stockholder proposal, or otherwise communicate with the Company's stockholders or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act;

                        (iii) make any public announcement with respect to any proposal or offer involving any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates;

                        (iv) form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities;

                        (v) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as specifically set forth in Section 1 hereof;

                        (vi) execute any written consent as stockholders with respect to the Company or its Voting Securities, except as set forth in
        Section 1 hereof;

                        (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, the Board or policies of the Company, including through communications with stockholders of the Company or otherwise, other than through non-public communications with the directors of the Company, including the Denton Group Nominees acting in their capacity as directors of the Company;

                        (viii) seek, alone or in concert with others, (a) to call a meeting of stockholders, (b) representation on the Board, except as specifically set forth in Section 1 hereof, or (c) the removal of any member of the Board;

                        (ix) solicit, initiate or encourage any person concerning any merger, tender offer, purchase of assets, purchase of securities, business combination or strategic transaction involving the Company or any of its subsidiaries;

                        (x) make any publicly disclosed proposal regarding any of the foregoing;

                        (xi) publicly disclose any request to amend, waive or terminate any provision of this Agreement; or

                        (xii) take or cause others to take any action inconsistent with any of the foregoing.

                   (c) Denton Group Nominees will comply with their fiduciary duties as directors of the Company.

                   (d) Notwithstanding this Section 2, the Denton Group may provide the Company with written notice, in accordance with the Company's by-laws, of the Denton Group's nomination of candidates for election as directors to be elected at the 2002 Annual Meeting; provided, however, that in the event that the Denton Group participates directly or indirectly, other than through the Nominating Committee of the Board, in nominating candidates for election as directors to be elected at the 2002 Annual Meeting, Section 4(b) and the last sentence of Section 1(d) shall no longer apply.

               3.  Representations and Warranties of the Denton Group.

                   (a) Each member of the Denton Group which is not a natural person represents and warrants on its own behalf that it has the corporate power and authority to execute, deliver and carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

                   (b) Each member of the Denton Group which is not a natural person represents and warrants on its own behalf that this Agreement has been duly authorized, executed, and delivered, constitutes its valid and binding obligation, and is enforceable against it in accordance with its terms.

                   (c) Each member of the Denton Group who is a natural person represents and warrants on his own behalf that he has the power and authority to execute, deliver and carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

                   (d) Each member of the Denton Group who is a natural person represents and warrants on his own behalf that this Agreement has been duly executed and delivered, constitutes his valid and binding obligation, and is enforceable against him in accordance with its terms.

                   (e) The members of the Denton Group represent and warrant that they, together with their Affiliates and Associates, beneficially own an aggregate of 170,600 shares of Voting Securities as set forth by beneficial owner and amount on Schedule A hereto and such Voting Securities constitute all of the Voting Securities of the Company beneficially owned by the Denton Group and their Affiliates and Associates.

               4.  Representations, Warranties and Covenants of the Company.

                   (a)  The Company hereby represents and warrants as follows:

                        (i) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                        (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

                   (b) Except as required by law or the fiduciary obligations of the Board, the Company will not amend its certificate of incorporation or by-laws during the term of this Agreement in a manner that avoids the performance by the Company of the terms or intent of this

Agreement.

               5. Proxy Statement. The Company and the Denton Group shall mutually agree on the description of the Denton Nominees, this Agreement and the circumstances related thereto to be included in the Company's proxy statement for the 2001 Annual Meeting. Prior to the Standstill Termination Date, none of the parties hereto will make any statements to third parties (including any statements in any filing with the SEC or any other governmental agency) relating to this Agreement and the circumstances related thereto (i) except, in the case of a statement by the Company, as approved by Denton, and in the case of a statement by any member of the Denton Group, as approved by the Company; provided, however, that in either case such approval shall not be unreasonably withheld, or (ii) that are inconsistent with, or are otherwise contrary to, the statements in the proxy statement. Nothing shall preclude or prevent the Company from making any required filings with the SEC or any other governmental agency. In addition to the foregoing, and notwithstanding any other provision of this Agreement, the Denton Group Nominees may not make any statements to third parties at any time that would breach their fiduciary duties to the Company and its stockholders or their obligations as members of the Board to maintain the confidentiality of confidential information obtained in the course of their service as directors of the Company.

               6. Mutual Release and Waiver. Effective immediately, the Company and the Denton Group (each, a "Releasing Party") hereby covenant not to sue and forever release and discharge the Denton Group and any actual or alleged member of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with Providence, on the one hand, and the Company, on the other hand, respectively (and each of their respective directors, officers, representatives, employees, counsel, Affiliates and Associates) (each, a "Released Party") from all manner of claims, actions, causes of action or suits, at law or in equity, known or unknown, which each now has as of the date hereof by reason of any matter, cause or thing whatsoever relating to or arising out of the Advance Notice Submission or the Proxy Contest, including any violation or alleged violation of Section 13(d) or Section 14(a) of the Exchange Act or the rules promulgated thereunder. Nothing in this Agreement shall in any way constitute an agreement by any party hereto to indemnify any other party hereto against any third party claim and nothing in this Agreement shall in any way constitute a covenant not to sue or a release or discharge with respect to matters, causes or things relating to or arising out of events occurring after the date hereof.

               7. Expenses. The Company hereby agrees to reimburse the Denton Group for their reasonable, documented, out-of-pocket expenses incurred in connection with the Proxy Contest and the negotiation of this Agreement, in an aggregate amount not to exceed $87,500. The Company agrees to pay such expenses by check or wire transfer within five days of receipt of an invoice of the same, together with supporting documentation (such as a law firm billing statement), from the Denton Group.

               8. Specific Performance. Each of the members of the Denton Group, on the one hand, and the Company on the other, acknowledges and agrees that irreparable injury to the other party or parties (as the case may be) hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each party hereto (the "Moving Party") shall be entitled to specific enforcement of the terms hereof and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

               9. No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               10. Certain Definitions. As used in this Agreement, (a) the term "Person" shall mean any individual, partnership, corporation, limited liability company, group, syndicate, trust, government or agency thereof, or any other association or entity; (b) the terms "Affiliates" and "Associates" shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term "Voting Securities" shall mean the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

               11. Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successor and assigns of the parties hereto.

               12. Survival of Representations. All representations, warranties and agreements made by the parties in this Agreement or pursuant hereto shall survive the date hereof.

               13. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

               14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

               15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, telecopy (confirmed in writing), overnight courier or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto as follows:

              If to the Company:

                     Spacelabs Medical, Inc.
                     15220 N.E. 40th Street
                     P.O. Box 97013
                     Redmond, Washington 98073
                     Attention: Eugene V. DeFelice,
                                Vice President, General
                                Counsel and Secretary
                     Telecopy: 425/883-7091

              with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom, LLP
                    1440 New York Avenue, N.W.
                    Washington, DC 20005
                    Attention: Michael P. Rogan, Esq.
                    Telecopy: 202/393-5760

              If to any member of the Denton Group:

                     Herbert A. Denton
                     Providence Capital, Inc.
                     730 Fifth Avenue
                     New York, New York 10019
                     Telecopy: 212/888-3203

              with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036
                    Attention: Arnold S. Jacobs, Esq.
                    Telecopy: 212/969-2900

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

               17. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

               18. Denton Group Representative. Each member of the Denton Group hereby irrevocably appoints Herbert A. Denton as such member's attorney-in-fact and representative (the "Representative"), in such member's place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Denton Group, upon any action taken by the Representative or upon any document, notice, instruction or other writing given or executed by the Representative.

               IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.


                                         SPACELABS MEDICAL, INC.

                                         By: /s/ Carl A. Lombardi
                                             ----------------------------------
                                             Name:  Carl A. Lombardi
                                             Title: Chairman and Chief
                                                    Executive Officer


                                         PROVIDENCE CAPITAL, INC.

                                         By: /s/ Herbert A. Denton
                                             ----------------------------------
                                             Name:  Herbert A. Denton
                                             Title: President


                                         PROVIDENCE INVESTORS, LLC

                                         By: /s/ Herbert A. Denton
                                             ----------------------------------
                                             Name: Herbert A. Denton
                                             Title:


                                        HERBERT A. DENTON

                                        /s/ Herbert A. Denton
                                        ---------------------------------------
                                        Name: Herbert A. Denton


                                        STEPHEN A. DRURY

                                        /s/ Stephen A. Drury
                                        ---------------------------------------
                                        Name: Stephen A. Drury


                                        DAVID A. HILTON

                                        /s/ David A. Hilton
                                        ---------------------------------------
                                        Name: David A. Hilton

                                                                      SCHEDULE A

                                  DENTON GROUP

                             COMMON STOCK OWNERSHIP

PERSON                                         SHARES
Herbert A. Denton                                   0
Providence Capital, Inc.                            0
Providence Investors, LLC                      48,000
Stephen A. Drury                                    0
David A. Hilton                                 4,000
U.S. Value Investment Company plc             122,600